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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 16, 2000


                        On-Point Technology Systems, Inc.
             (Exact name of Registrant as Specified in its Charter)

             Nevada                      0-21738                 33-0423037
  (State or other jurisdiction        (Commission              (IRS Employer
        of incorporation                File No.)            Identification No.)


         1370 San Marcos Blvd., Suite 100, San Marcos, California 92069
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (760) 510-4900.


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Item 4.  Changes in Registrant's Independent Accountants

         The following sets forth the information required by item 304(a)(1) of Regulation S-K:

         On August 16, 2000, Deloitte & Touche LLP (D&T) resigned as the Registrant's independent accountant. The report of D&T on the financial statements of the Registrant for the years ended December 31, 1999 and 1998 contained no adverse or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph in the report on the financial statements for the year ended December 31, 1998 which addressed the restatement discussed in the following paragraph.

         As previously reported in the Registrant's 1998 Form 10-KSB/A, filed on March 31, 2000, the Registrant's financial statements as of and for the year ended December 31, 1998 were restated to reflect certain long-term leases as operating leases, rather than sales-type leases, to apply the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," to certain options and warrants granted to certain parties, and to provide segment disclosure.

         The Registrant did not have any disagreements with D&T during the years ended December 31, 1998 and 1999 and for subsequent interim periods through August 16, 2000 as to matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to D&T's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         The Registrant has provided D&T with a copy of this Form 8-K/A and has requested that D&T provide the Commission with a letter stating whether it agrees or disagrees with the statements contained in this Form 8-K/A. A copy of the letter was received by the Registrant and is filed as an exhibit to this Form 8-K/A.

         On September, 11, 2000, the Registrant appointed Rothstein, Kass & Company, P.C. ("RK") as independent accountants. The appointment was approved by the Registrant's Board of Directors and Audit Committee. Prior to the appointment of RK, there were no consultations with such firm on accounting or auditing matters.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

         16.1 Letter dated September 7, 2000 from Deloitte & Touche LLP to the Registrant.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ON-POINT TECHNOLOGY SYSTEMS, INC.


                                            /s/ Frederick Sandvick
                                            ------------------------------------
Date: September  11, 2000                   Frederick Sandvick
                                            Chief Executive Officer